SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

            Pursuant to Section 13 and 15(d) of the
                Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  April 18, 1996


                       U.S. ENERGY CORP.
- --------------------------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)


     Wyoming                  0-6814              83-0205516
- -------------------      ---------------      ----------------------
(State or other           (Commission         (I.R.S. Employer
jurisdiction of            File No.)           Identification No.)
incorporation)


Glen L. Larsen Building
877 North 8th West
Riverton, WY                                          82501
- ----------------------------------------          ------------------
(Address of Principal Executive Offices)            (Zip Code)


Registrant's  telephone number, including area code: (307)  856-9271
                                                     ---------------


                         Not Applicable
- --------------------------------------------------------------------
      (Former Name, Former Address or Former Fiscal Year,
                  if Changed From Last Report)

Item 5. - Other Events
- ----------------------
      On April 18, 1996 the arbitration panel (the "Panel") entered an Arbitration Order and Award (the "Order") in the Sheep Mountain Partners Partnership ("SMP") proceedings involving U.S. Energy Corp. (the "Registrant"), its affiliate Crested Corp. ("Crested"), Nukem, Inc. and its wholly-owned subsidiary Cycle Resource Investment Corporation (Nukem/CRIC). The Panel found in favor of the Registrant and Crested on certain claims made by the Registrant and Crested (including the claims for reimbursement of standby, maintenance expenses and other expenses on the SMP mines), and in favor of Nukem/CRIC and against the Registrant and Crested on certain other claims.

     The Registrant and Crested were awarded monetary damages of approximately $7.4 million, which amount is after deduction of monetary damages which the panel awarded in favor of Nukem/CRIC and against the Registrant and Crested. An additional amount of approximately $4.8 million was awarded by the Panel to the Registrant and Crested, to be paid out of cash funds held in SMP bank accounts, which accounts have been accruing operating funds from SMP since the arbitration/litigation proceedings were commenced. It is anticipated that such payment out of the SMP bank accounts will be made in May 1996.

     The  Panel  ordered  that one utility  supply  contract  for
980,000  pounds of uranium oxide held by Nukem/CRIC  belonged  to
SMP,  and  ordered such contract assigned to SMP.   The  contract
expires in 2000.

     The fraud and RICO claims of the Registrant and Crested against Nukem and CRIC were dismissed.

     The timing of payment by Nukem/CRIC to the Registrant and Crested of the $7.4 million monetary damages is presently uncertain. The Registrant and Crested intend to seek a judicial order that such amounts be paid out of the SMP additional funds being held in the bank accounts.

     The Panel did not order SMP dissolved. The Registrant and Crested may seek to reach an agreement with Nukem/CRIC on dissolution of SMP. If a dissolution is not achievable through negotiation, the Registrant and Crested may seek judicial intervention and the appointment of a receiver by the courts, to wind up the partnership affairs and distribute assets after payment of liabilities. The timing and ultimate resolution of the partnership dissolution matter presently is uncertain. Pending such resolution, the Registrant and Crested are hopeful that delivery obligations under the various SMP utility supply contracts can be met through the cooperation of Nukem/CRIC.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   U. S. ENERGY CORP.



May 9, 1996                   By:     s/ Max T. Evans
                                   ------------------------------
                                   MAX T. EVANS, Secretary